                                                                    Exhibit 4.5

                          TYCO INTERNATIONAL GROUP S.A.
                             TYCO INTERNATIONAL LTD.

                          SUPPLEMENTAL INDENTURE NO. 4

                                  $750,000,000

       6 1/4% Dealer remarketable securities-SM- ("Drs.-SM-") due June 15 2013



         THIS SUPPLEMENTAL INDENTURE NO. 4, dated as of June 9, 1998, among TYCO INTERNATIONAL GROUP S.A., a Luxembourg company (the "Company"), TYCO INTERNATIONAL LTD., a Bermuda company ("Tyco"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the 'Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and Tyco have heretofore executed and delivered to the Trustee an Indenture, dated as of June 9, 1998 (the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities;

         WHEREAS, Article Seven of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture; and

         WHEREAS, Section 7.1(e) of the Indenture provides that the Company, Tyco and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.4 of the Indenture.

         NOW THEREFORE:

         In consideration of the premises and the issuance of the series of Securities provided for herein, the Company, Tyco and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

                                    ARTICLE 1
                       RELATION TO INDENTURE; DEFINITIONS

         SECTION 1.01. Integral Part of Indenture. This Supplemental Indenture No. 4 constitutes an integral part of the Indenture.

         SECTION 1.02. Defined Terms and References from Indenture. For all purposes of this Supplemental Indenture No. 4:

          (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 4;

          (c) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 4; and

          (d) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.



                                    ARTICLE 2
                          THE SERIES OF DEBT SECURITIES

         SECTION 2.01. Title of the Securities. There shall be a series of Securities designated as the "6 1/4% Dealer remarketable securities due 2013" (the "Drs.").

         SECTION 2.02. Limitation on Aggregate Principal Amount; Date of Drs. The aggregate principal amount of the Drs. shall not exceed $750,000,000. Each security shall be dated the date of its authentication.

         SECTION 2.03.  Principal Payment Date.  Subject to the provisions of
Section 2.06 hereof and Articles Four and Twelve of the Indenture, the final maturity date is and the principal amount of the Drs. shall be become due and payable in a single installment on June 15, 2013.

         SECTION 2.04. Interest and Interest Rates. (a) Interest on the Drs. shall be payable semiannually on June 15 and December 15 of each year beginning on

December 15, 1998 (each, an "Interest Payment Date"); provided, however, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day.

          (b) The interest payable on each Interest Payment Date shall be the amount of interest accrued from June 9, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until the principal amount of the Drs. has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30- day months.

          (c) The interest rate borne by the Drs. is set forth in the form of the Drs. attached as Exhibit A hereto.

          (d) The interest payable on any Drs. which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Drs. is registered at the close of business on the June 1 or December 1 (in each case, whether or not a Business Day), respectively, immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest payable on any Drs. which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name such Drs. is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest shall instead be paid to the Person in whose name such Drs. is registered at the close of business on the record date established for such payment by notice by or on behalf of the Company to the Holders of the Drs. mailed by first-class mail not less than 15 days prior to such record date to their last addresses as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest.

         SECTION 2.05. Place of Payment. (a) The place of payment where the Drs. may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Drs. are payable, where the Drs. may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Drs. and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

          (b) At the option of the Company, interest on the Drs. may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Drs. or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date.

         SECTION 2.06. Redemption. (a) The Drs. are subject to redemption as described in the form of the Drs. attached as Exhibit A hereto.

         (b) The Drs. are also subject to redemption to the extent described in Article Twelve of the Indenture.

          (c) The Company shall have no obligation to redeem or purchase the Drs. pursuant to any sinking fund or analogous provisions or upon the happening of any specified event or at the option of any Holder of the Drs..

         SECTION 2.07. Denomination. The Drs. shall be issued in denominations of $1,000 and integral multiples thereof.

         SECTION 2.08. Currency. Principal and interest on the Drs. shall be payable in United States dollars.

         SECTION 2.09. Drs. to Be Issued in Global Form. The Drs. will be initially represented by one or more securities in global from (the "Global Securities"). The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Securities. The Global Securities will be deposited with the Trustee, as custodian for the Depositary. Unless and until it is exchanged in whole or in part for Drs. in certificated form, the Global Securities may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary for the Drs. or a nominee of such successor Depositary. The Depositary may surrender the Global Securities in exchange in whole or in part for Drs. in certificated form on such terms as are acceptable to the Company and Depositary.

         SECTION 2.10. Form of Drs.. The Drs. shall be substantially in the form attached as Exhibit A hereto.

         SECTION 2.11. Defeasance and Covenant Defeasance. The provisions of Article Nine of the Indenture shall apply to the Drs.

                                    ARTICLE 3
                            MISCELLANEOUS PROVISIONS

         SECTION 3.01. Adoption of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture No. 4, is in all respects hereby adopted, ratified and confirmed.

         SECTION 3.02. Execution. This Supplemental Indenture No. 4 may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.03. Governing Law. THIS SUPPLEMENTAL INDENTURE NO. 4 AND EACH Drs. SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 4 to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.

                                     TYCO INTERNATIONAL GROUP S.A.


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

Attest:


By:
   -------------------------------
   Name:
   Title:

                                     TYCO INTERNATIONAL LTD.


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

Attest:


By:
   -------------------------------
     Name:
     Title:


                                     THE BANK OF NEW YORK, Trustee


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

Attest:


By:
   -------------------------------
   Name:
   Title:

                                                                       EXHIBIT A

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                         TYCO INTERNATIONAL GROUP S.A.

              6 1/4% Dealer remarketable security(sm) ("Drs.(sm)")
                                due June 15, 2013

No.

$                                                                CUSIP:
 ---------                                                             --------
         Tyco International Group S.A., a Luxembourg company (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of U.S. DOLLARS on June 15, 2013, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), on said principal sum at the rate per annum specified below, at such office or agency, in like coin or currency, from the June 15 or December 15, as the case may be, to which interest on the Securities has been paid preceding the date hereof (unless the date hereof is a June 15 or a December 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to any interest having been paid, in which case from June 9, 1998) until payment of said principal sum has been made or duly provided for. If the Company shall default in the payment of interest when due on such June 15 or December 15, then this Security shall bear interest from the next preceding date to which interest has been paid, or, if no interest has been paid, from June 9, 1998. The interest so payable on any June 15 or December 15 shall be paid to the person in whose name this Security shall be registered at the close of business on June 1 or December 1 (whether or not a Business Day) immediately preceding the related Interest Payment Date (each, a "Regular Record Date"). For purposes of this Security, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

---------------------------

"Dealer remarketable security" and "Drs." are service marks of J.P. Morgan Securities Inc.

         If and to the extent the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a record date established for such payment by notice by or on behalf of the Company to the holders of the Securities mailed by first-class mail not less than fifteen days prior to such record date to their last address as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest. At the option of the Company, the Company may pay interest (a) by check mailed to the holder's address as it appears on the Security register or (b) at the expense of the company by wire transfer to an account maintained by the holder entitled thereto as specified in writing by the Trustee by such holder by the applicable record date.

         The rate of interest on this Security shall be 6 1/4% per annum to June 15, 2003 (the "Remarketing Date"). If the Remarketing Dealer elects to remarket the Securities pursuant to the Remarketing Agreement dated as of June 9, 1998 (the "Remarketing Agreement") between J.P. Morgan Securities Inc., as Remarketing Dealer (the "Remarketing Dealer"), and the Company, then, except as otherwise set forth on the reverse hereof, (i) this Security shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof, and (ii) on and after the Remarketing Date, this Security shall bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in Section 4 on the reverse hereof (the "Interest Rate to Maturity"). If the Remarketing Dealer does not remarket the Securities pursuant to the Remarketing Agreement, this Security shall be subject to mandatory tender to the Company for repurchase on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


                                    TYCO INTERNATIONAL GROUP S.A.


                                    By:
                                        ------------------------------
                                        Managing Director


                                    By:
                                        ------------------------------
                                        Managing Director


Attest:

-------------------------
Managing Director

                                    GUARANTEE

     For value received, Tyco International Ltd. (the "Guarantor") hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, interest on and Additional Amounts (as defined in the Indenture) in respect of this Security upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

Dated:  June 9, 1998
                                    TYCO INTERNATIONAL LTD.



                                    By:
                                        ------------------------------
                                        Title:

Attest:
       ---------------------------
       Name:
       Title:

                          Certificate of Authentication


This is one of the Securities of the series designated therein and described in the within mentioned Indenture.

                                     THE BANK OF NEW YORK
                                       as Trustee


                                     By:
                                        ------------------------------
                                        Authorized Signatory

                          Tyco International Group S.A.

              6 1/4% Dealer remarketable security(sm) ("Drs.(sm)")
                                due June 15, 2013

         1. Indenture. (a) This Security is one of the duly authorized issue of debt securities of the Company (herein referred to as the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June 9, 1998 between the Company and The Bank of New York, as Trustee (herein referred to as the "Trustee"), as supplemented by Supplemental Indenture No. 4 dated as of June 9, 1998 (as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders", "holder", "Security holders" or "Security holder" mean the registered holder(s)) of the Debt Securities.

         (b) The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be denominated in different currencies, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to additional covenants and Events of Default and may otherwise vary as provided in the Indenture. This Security is one of the series designated as the 6 1/4% Dealer remarketable securities(sm) ("Drs.(sm)") due June 15, 2013 of the Company and such series is limited in aggregate principal amount to $750,000,000. References herein to "Securities" or "Drs." shall mean the Debt Securities of said series.

         (c) All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         2. Mandatory Tender on Remarketing Date; Purchase and Settlement. On a Business Day not later than ten Business Days prior to the Remarketing Date (the "Notification Date"), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase all (but not less than all) of the outstanding Drs. on the Remarketing Date. If, and only if, the Remarketing Dealer so elects, the Drs. shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on the Remarketing Date, upon the terms and subject to the conditions described herein and in the Remarketing Agreement. The purchase price of the Drs. shall be equal to 100% of the principal amount thereof. No holder or beneficial owner of any Securities shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Securities.

         3. Maintenance of Book-Entry System. (a) The tender and settlement procedures with respect to the Securities set forth in the Remarketing Agreement shall be subject to modification, without the consent of the holders of the Securities, to the extent required by DTC or, if the book-entry system is no longer available for the Securities at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Securities in certificated form. In addition, the Remarketing Dealer may modify the settlement procedures without the consent of the holders of the Securities in order to facilitate the settlement process.

         (b) The Company hereby agrees with the Trustee and the holders of Securities that (i) at all times, it will use its best efforts to maintain the Securities in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Securities in book-entry form and (ii) it waives any discretionary right that it otherwise may have under the Indenture to cause the Securities to be issued in certificated form.

         4. Determination of Interest Rate to Maturity; Notification Thereof. The Remarketing Dealer shall determine the interest rate the Drs. will bear from the Remarketing Date to the Stated Maturity Date (the "Interest Rate to Maturity") on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") by soliciting by 2:00 p.m., New York City time, the Reference Corporate Dealers (defined below) for firm, committed bids to purchase all outstanding Drs. at the Dollar Price (defined below), and by selecting the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submit bids). Each bid shall be expressed in terms of the Interest Rate to Maturity that the Drs. would bear (quoted as a spread over 5.55% per annum (the "Base Rate")) based on the following assumptions:

         (i) the Drs. would be sold to such Reference Corporate Dealer on the Remarketing Date for settlement on the same day;

         (ii)  the Drs. would mature on the Stated Maturity Date; and

         (iii) the Drs. would bear interest from the Remarketing Date at a stated rate equal to the Interest Rate to Maturity bid by such Reference Corporate Dealer, payable semi annually on the interest payment dates for the Drs.

J.P. Morgan Securities Inc., in its capacity as a Reference Corporate Dealer, agrees that it will submit a firm, committed bid in connection with the solicitation by the Remarketing Dealer for bids to determine the Interest Rate to Maturity. The Interest Rate to Maturity announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Drs., the Company and the Trustee. The Remarketing Dealer shall have the discretion to select the time at which the Interest Rate to Maturity is determined on the Determination Date.

         The Remarketing Dealer shall have the right in its sole discretion to either (i) remarket the Drs. for its own account (at a price equal to the lowest firm, committed bid, as described above) or (ii) sell the Drs. to the Reference Corporate Dealer submitting the lowest firm, committed, bid. If two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Drs. to any such Reference Corporate Dealer.

         If the Remarketing Dealer has elected to remarket the Drs. as provided herein, then it shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 3:30 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the Drs. effective from and including the Remarketing Date.

         "Dollar Price" means the discounted present value to the Remarketing Date of the cash flows on a bond (x) with a principal amount equal to the aggregate principal amount of the Drs., (y) maturing on the Stated Maturity Date and (z) bearing interest from the Remarketing Date, payable semi-annually (assuming a 360-day year consisting of twelve 30-day months) on the interest payment dates of the Drs. at a rate equal to the Base Rate, using a discount rate equal to the Treasury Rate (defined below).

         "Reference Corporate Dealer" means J.P. Morgan Securities Inc. and four other leading dealers of publicly-traded debt securities of the Company to be chosen by the Remarketing Dealer.

         "Treasury Rate" means the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity on the Determination Date of the Comparable Treasury Issue (defined below) for value on the Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below).

         "Comparable Treasury Issue" means the United States Treasury security selected by the Remarketing Dealer as having an actual maturity on the Determination Date (or the United States Treasury securities selected by the Remarketing Dealer to derive an interpolated yield to maturity on such Determination Date) comparable to the remaining term of the Drs.

         "Comparable Treasury Price" means (a) the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the Determination Date, as set forth on Telerate Page 500 (as defined below), adjusted to reflect settlement on the Remarketing Date if prices quoted on Telerate Page 500 are for settlement on any date other than the Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of such Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. The Remarketing Dealer shall have the discretion to select the time at which the Comparable Treasury Price is determined on the Determination Date and the number of Reference Treasury Dealer Quotations to be obtained.

         "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer price specified in clause (a) of the definition of Comparable Treasury Price as may replace Dow Jones Markets Limited.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) for settlement on the Remarketing Date, quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 2:00 p.m., New York City time, on the Determination Date.

         "Reference Treasury Dealer" means a primary U.S. Government securities dealer in The City of New York (which may include the Remarketing Dealer) selected by the Remarketing Dealer.

         5. Repurchase. If the Remarketing Dealer does not purchase all of the Drs. on the Remarketing Date, then holders of any Drs. not so purchased will be required to tender, and the Company shall repurchase, on the Remarketing Date, at a price equal to 100% of the principal amount of the Drs. plus all accrued interest, if any, on the Drs. to (but excluding) the Remarketing Date, all Drs. that have not been purchased by the Remarketing Dealer on the Remarketing Date.

         6. Redemption. If the Remarketing Dealer has elected to remarket the Drs. on the Remarketing Date, the Company shall have the right to redeem the Drs., in whole but not in part, from the Remarketing Dealer on the Remarketing Date at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Drs. and (ii) the Dollar Price, by giving written notice of such redemption to the Remarketing Dealer no later than

         (x) the Business Day immediately prior to the Determination Date or

         (y) if fewer than three Reference Corporate Dealers submit firm, committed bids for all outstanding Drs. to the Remarketing Dealer on the Determination Date in accordance with Section 4 of this Security, within thirty minutes after the deadline set by the Remarketing Dealer for receiving such bids has passed and the Remarketing Dealer has notified the Company of the substance of such bids.

In either such case, the Company shall pay such redemption price for the Drs. in same-day funds by wire transfer on the Remarketing Date to an account designated by the Remarketing Dealer.

         7. Certain Covenants. The Indenture restricts the Company's ability to merge, consolidate or sell substantially all of its assets. In addition, the Company is obliged to abide by certain covenants, including covenants limiting the amount of liens it may incur, as well as its ability to enter into sale and leaseback transactions, a covenant limiting the ability of its subsidiaries to incur indebtedness, and a covenant requiring it to pay or discharge all taxes, all as more fully described in the Indenture. All of such covenants are subject to the covenant defeasance procedures outlined in the Indenture.

         8. Effect of Event of Default. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         9 Tax Treatment; Agreement to Tender. The Company and the holders of this Security (and each holder of a beneficial interest herein) by accepting this Security, agree to treat the Drs. as fixed rate debt instruments that mature on the Remarketing Date for United States Federal income tax purposes. Furthermore, each holder of this Security (and each holder of a beneficial interest herein) irrevocably agrees that this Security shall automatically be tendered on the Remarketing Date (a) to the Remarketing Dealer if the Remarketing Dealer elects to remarket the Securities on the terms and conditions set forth herein or (b) to the Company if the Remarketing Dealer does not remarket the Securities on the terms and conditions set forth herein.

         10. Amendments and Waivers. Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities issued under the Indenture at the time outstanding of all series that are affected by such modification or amendment (voting as a single class); provided that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) extend the final maturity of the principal of, or reduce the principal or the rate of, or extend the time of payment of interest on, or reduce any amount payable upon redemption of, any such Debt Security, or reduce the amount of principal of any Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof, or the amount thereof provable in bankruptcy or impair or affect the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; or (b) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture; or (e) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

         Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee without the consent of any holder of Debt Securities for any of the following purposes: (a) to convey, transfer, assign, mortgage or pledge to the Trustee any property or assets as security for the Debt Securities; (b) to evidence the succession of another person to the Company or the Guarantor as an obligor under the Indenture; (c) to add to the covenants, agreements and obligations of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (d) to cure any ambiguity, defect or inconsistency in the Indenture; (e) to establish the form or terms of Debt Securities of any series; (f) to add a guarantor; or (g) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee.

         11. Denominations; Transfer. (a) The Securities are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         (b) A certificate in global form representing all or a portion of the Securities may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Securities or a nominee of such successor Depositary.

         12. No Liability of Certain Persons. No past, present or future stockholder, employee, officer or director of the Company or any successor thereof shall have any liability for any obligation, covenant or agreement of the Company contained under this Security or the Indenture. Each holder by accepting this Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Security.

         13. Governing Law. The laws of the State of New York govern the Indenture and this Security.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE

----------------------------------

----------------------------------

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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the within Security of Tyco International Group S.A. and all rights thereunder and hereby irrevocably constitutes and appoints ______________________ attorney to transfer said Security on the books of Tyco International Group S.A., with full power of substitution in the premises


Dated:
                                                --------------------------------
                                                           Signature

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.